Exhibit 99.1

ITW Reports Third Quarter 2024 Results

•Revenue of $4.0 billion, a decrease of 2% as organic growth declined 1%
•Operating margin of 26.5% as enterprise initiatives contributed 130 basis points
•GAAP EPS of $3.91 included a divestiture gain of $1.26; ex-gain EPS of $2.65, an increase of 4%
•Raising full year GAAP EPS guidance by $1.33 to a range of $11.63 to $11.73 per share

GLENVIEW, IL., October 30, 2024 - Illinois Tool Works Inc. (NYSE: ITW) today reported its third quarter 2024 results.
“ITW delivered solid third quarter results, as our worldwide team continued to successfully navigate and overcome market challenges with strong operational execution as evidenced by operating margin of 26.5 percent, including 130 basis points contribution from enterprise initiatives, and EPS growth to $2.65 per share excluding a divesture gain,” said Christopher A. O’Herlihy, President and Chief Executive Officer. “All year, our focused execution and operational excellence have enabled the Company to effectively counter persistent market headwinds and achieve solid growth in margin and profitability while we continued to manage and invest in ITW to maximize growth and performance over the long term.”

“As we look ahead to the balance of the year and beyond, ITW remains well-positioned to continue to execute at a high level through these near-term end market macro challenges while we remain focused on driving continued progress on our long-term strategy to build above-market organic growth, fueled by customer-back innovation, into a core ITW strength,” O’Herlihy concluded.

Third Quarter 2024 Results
Third quarter revenue of $4.0 billion declined by 1.6 percent as organic growth declined by 1.4 percent. Foreign currency translation impact reduced revenue by 0.4 percent and acquisitions increased revenue by 0.2 percent.

GAAP EPS increased 53 percent to $3.91 per share and included a divestiture gain of $1.26 from the previously announced sale of the Company’s equity interest in Wilsonart International Holdings LLC (“Wilsonart”). Excluding this gain, EPS of $2.65 increased four percent.

Operating income was $1.05 billion and operating margin of 26.5 percent was flat with prior year. Enterprise initiatives contributed 130 basis points and six of seven segments expanded operating margin. Sequentially, operating margin improved 30 basis points from the second quarter of 2024.

Operating cash flow was $891 million, and free cash flow was $783 million, with a conversion rate to adjusted net income of 102 percent. During the quarter, the company repurchased $375 million of its own shares and raised its dividend seven percent to an annualized $6.00 per share. The effective tax rate for the third quarter was 14.9 percent.

Wilsonart Divestiture
On August 5, 2024, the company announced the sale of its noncontrolling equity interest in Wilsonart. Proceeds from the transaction, net of transaction costs, were $395 million, resulting in a pre-tax gain of $363 million. Income taxes on the gain were more than offset by a discrete tax benefit of $107 million related to the utilization of capital loss carryforwards which resulted in a favorable GAAP EPS impact of $1.26. The sale is not expected to have a material impact on the Company’s financial results in future quarters.

2024 Guidance
ITW is incorporating the impact of the divestiture gain and a lower projected effective tax rate for the full year of approximately 21.5 percent into its 2024 guidance and raising GAAP EPS by $1.33 from the previous range of $10.30 to $10.40 to a new range of $11.63 to $11.73 per share. Based on current levels of demand and foreign currency exchange rates, the Company is maintaining its previous guidance for revenue and organic growth to be approximately flat for 2024. Operating margin is projected to be in the range of 26.5 to 27 percent, an improvement of 165 basis points at the midpoint, with enterprise initiatives projected to contribute more than 100 basis points. Free cash flow is projected to be approximately 100 percent of adjusted net income and the company plans to repurchase approximately $1.5 billion of its own shares.

Non-GAAP Measures
This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule. The estimated guidance of free cash flow to net income conversion rate is based on assumptions that are difficult to predict, and estimated guidance for the most directly comparable GAAP measure and a reconciliation of this forward-looking estimate to its most directly comparable GAAP estimate have been omitted due to the unreasonable efforts required in connection with such a reconciliation and the lack of reliable forward-looking cash flow information. For the same reasons, the company is unable to address the potential significance of the unavailable information, which could be material to future results.

Forward-looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding global supply chain challenges, expected impact of inflation including raw material inflation and rising interest rates, the impact of enterprise initiatives, future financial and operating performance, free cash flow and free cash flow to net income conversion rate, organic and total revenue, operating and incremental margin, price/cost impact, statements regarding diluted income per share, expected dividend payments, after-tax return on invested capital, effective tax rates, exchange rates, expected timing and amount of share repurchases, end market economic and regulatory conditions, the impact of recent or potential acquisitions and/or divestitures, and the Company’s 2024 guidance. These statements are subject to certain risks, uncertainties, assumptions, and other factors that could cause actual results to differ materially from those anticipated. Important risks that could cause actual results to differ materially from the Company’s expectations include those that are detailed in ITW’s Form 10-K for 2023 and subsequent reports filed with the SEC.

About Illinois Tool Works
ITW (NYSE: ITW) is a Fortune 300 global multi-industrial manufacturing leader with revenue of $16.1 billion in 2023. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW’s approximately 45,000 dedicated colleagues around the world thrive in the company’s decentralized and entrepreneurial culture. www.itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions except per share amounts	2024	2023	2024	2023
Operating Revenue	$3,966	$4,031	$11,966	$12,124
Cost of revenue	2,230	2,319	6,637	7,004
Selling, administrative, and research and development expenses	658	615	2,020	1,980
Amortization and impairment of intangible assets	26	27	76	88
Operating Income	1,052	1,070	3,233	3,052
Interest expense	(69)	(67)	(215)	(196)
Other income (expense)	379	10	421	40
Income Before Taxes	1,362	1,013	3,439	2,896
Income Taxes	202	241	701	656
Net Income	$1,160	$772	$2,738	$2,240

Net Income Per Share:
Basic	$3.92	$2.55	$9.20	$7.38
Diluted	$3.91	$2.55	$9.17	$7.36

Cash Dividends Per Share:
Paid	$1.40	$1.31	$4.20	$3.93
Declared	$1.50	$1.40	$4.30	$4.02

Shares of Common Stock Outstanding During the Period:
Average	296.1	301.9	297.6	303.4
Average assuming dilution	297.0	303.0	298.5	304.5

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	September 30, 2024	December 31, 2023
Assets
Current Assets:
Cash and equivalents	$947	$1,065
Trade receivables	3,226	3,123
Inventories	1,817	1,707
Prepaid expenses and other current assets	314	340
Total current assets	6,304	6,235

Net plant and equipment	2,071	1,976
Goodwill	4,980	4,909
Intangible assets	617	657
Deferred income taxes	468	479
Other assets	1,384	1,262
	$15,824	$15,518

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$1,768	$1,825
Accounts payable	556	581
Accrued expenses	1,655	1,663
Cash dividends payable	443	419
Income taxes payable	205	187
Total current liabilities	4,627	4,675

Noncurrent Liabilities:
Long-term debt	6,578	6,339
Deferred income taxes	129	326
Noncurrent income taxes payable	—	151
Other liabilities	1,098	1,014
Total noncurrent liabilities	7,805	7,830

Stockholders' Equity:
Common stock	6	6
Additional paid-in-capital	1,651	1,588
Retained earnings	28,583	27,122
Common stock held in treasury	(25,000)	(23,870)
Accumulated other comprehensive income (loss)	(1,849)	(1,834)
Noncontrolling interest	1	1
Total stockholders' equity	3,392	3,013
	$15,824	$15,518

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended September 30, 2024
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$772	$150	19.4%
Food Equipment	677	193	28.4%
Test & Measurement and Electronics	697	179	25.7%
Welding	462	149	32.3%
Polymers & Fluids	448	125	27.9%
Construction Products	479	145	30.2%
Specialty Products	438	136	31.1%
Intersegment	(7)	—	—%
Total Segments	3,966	1,077	27.1%
Unallocated	—	(25)	—%
Total Company	$3,966	$1,052	26.5%

Nine Months Ended September 30, 2024
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$2,403	$469	19.5%
Food Equipment	1,975	537	27.2%
Test & Measurement and Electronics	2,071	501	24.2%
Welding	1,404	458	32.6%
Polymers & Fluids	1,334	364	27.3%
Construction Products	1,471	436	29.6%
Specialty Products	1,327	410	30.9%
Intersegment	(19)	—	—%
Total Segments	11,966	3,175	26.5%
Unallocated	—	58	—%
Total Company	$11,966	$3,233	27.0%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q3 2024 vs. Q3 2023 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	(3.0)%	(0.3)%	(1.5)%	(1.0)%	1.3%	(8.8)%	6.0%	(1.4)%
Acquisitions/ Divestitures	—%	—%	1.0%	—%	—%	—%	—%	0.2%
Translation	(0.3)%	0.1%	0.3%	(0.3)%	(3.2)%	0.7%	(0.3)%	(0.4)%
Operating Revenue	(3.3)%	(0.2)%	(0.2)%	(1.3)%	(1.9)%	(8.1)%	5.7%	(1.6)%

Q3 2024 vs. Q3 2023 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	(60) bps	(10) bps	(40) bps	(20) bps	20 bps	(170) bps	100 bps	(20) bps
Changes in Variable Margin & OH Costs	80 bps	150 bps	270 bps	90 bps	10 bps	250 bps	270 bps	40 bps
Total Organic	20 bps	140 bps	230 bps	70 bps	30 bps	80 bps	370 bps	20 bps
Acquisitions/ Divestitures	—	—	(50) bps	—	—	—	—	(10) bps
Restructuring/Other	30 bps	(30) bps	10 bps	—	(50) bps	(50) bps	(40) bps	(10) bps
Total Operating Margin Change	50 bps	110 bps	190 bps	70 bps	(20) bps	30 bps	330 bps	—

Total Operating Margin % *	19.4%	28.4%	25.7%	32.3%	27.9%	30.2%	31.1%	26.5%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	30 bps	50 bps	170 bps	- bps	150 bps	10 bps	20 bps	70 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.06) on GAAP earnings per share for the third quarter of 2024.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

YTD 2024 vs. YTD 2023 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	0.3%	0.3%	(2.0)%	(3.1)%	1.0%	(6.5)%	6.0%	(0.7)%
Acquisitions/ Divestitures	—%	—%	0.9%	—%	—%	—%	(0.7)%	0.1%
Translation	(1.0)%	0.1%	(0.3)%	(0.1)%	(3.2)%	(0.1)%	—%	(0.7)%
Operating Revenue	(0.7)%	0.4%	(1.4)%	(3.2)%	(2.2)%	(6.6)%	5.3%	(1.3)%

YTD 2024 vs. YTD 2023 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	—	10 bps	(50) bps	(50) bps	20 bps	(130) bps	120 bps	(20) bps
Changes in Variable Margin & OH Costs	190 bps	—	140 bps	50 bps	90 bps	240 bps	290 bps	210 bps
Total Organic	190 bps	10 bps	90 bps	—	110 bps	110 bps	410 bps	190 bps
Acquisitions/ Divestitures	—	—	(50) bps	—	—	—	20 bps	(10) bps
Restructuring/Other	30 bps	(10) bps	—	10 bps	—	(40) bps	20 bps	—
Total Operating Margin Change	220 bps	—	40 bps	10 bps	110 bps	70 bps	450 bps	180 bps

Total Operating Margin % *	19.5%	27.2%	24.2%	32.6%	27.3%	29.6%	30.9%	27.0%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	30 bps	40 bps	180 bps	10 bps	150 bps	20 bps	20 bps	70 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.19) on GAAP earnings per share for the first nine months of 2024.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Dollars in millions	2024	2023	2024	2023
Numerator:
Net Income	$1,160	$772	$2,738	$2,240
Net discrete tax benefit related to the third quarter 2024	(121)	—	(121)	—
Discrete tax benefit related to the second quarter 2023	—	—	—	(20)
Interest expense, net of tax (1)	53	51	164	150
Other (income) expense, net of tax (1)	(288)	(8)	(320)	(31)
Operating income after taxes	$804	$815	$2,461	$2,339

Denominator:
Invested capital:
Cash and equivalents	$947	$990	$947	$990
Trade receivables	3,226	3,163	3,226	3,163
Inventories	1,817	1,799	1,817	1,799
Net plant and equipment	2,071	1,904	2,071	1,904
Goodwill and intangible assets	5,597	5,510	5,597	5,510
Accounts payable and accrued expenses	(2,211)	(2,168)	(2,211)	(2,168)
Debt	(8,346)	(8,066)	(8,346)	(8,066)
Other, net	291	(128)	291	(128)
Total net assets (stockholders' equity)	3,392	3,004	3,392	3,004
Cash and equivalents	(947)	(990)	(947)	(990)
Debt	8,346	8,066	8,346	8,066
Total invested capital	$10,791	$10,080	$10,791	$10,080

Average invested capital (2)	$10,682	$10,237	$10,466	$10,239

Net income to average invested capital (3)	43.4%	30.1%	34.9%	29.2%
After-tax return on average invested capital (3)	30.0%	31.9%	31.3%	30.5%

(1)    Effective tax rate used for interest expense and other (income) expense for the three months ended September 30, 2024 and 2023 was 23.7% and 23.8%, respectively. Effective tax rate used for interest expense and other (income) expense for the nine months ended September 30, 2024 and 2023 was 23.9% and 23.4%, respectively.

(2)    Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within each of the periods presented.

(3) Returns for the three months ended September 30, 2024 and 2023 were converted to an annual rate by multiplying the calculated return by 4. Returns for the nine months ended September 30, 2024 and 2023 were converted to an annual rate by dividing the calculated return by 3 and multiplying it by 4.

After-tax ROIC for the nine months ended September 30, 2024 included 110 basis points of favorable impact related to the cumulative effect of the change from the LIFO method of accounting to the FIFO method for certain U.S. businesses ($117 million pre-tax, or $88 million after-tax) in the first quarter of 2024.

A reconciliation of the tax rate for the three and nine month periods ended September 30, 2024, excluding the third quarter 2024 net discrete tax benefit of $121 million, which included favorable discrete tax benefits of $107 million related to the utilization of capital loss carryforwards upon the sale of Wilsonart International Holdings LLC ("Wilsonart") and $87 million related to a reorganization of the Company's intellectual property, partially offset by a $73 million discrete tax expense related to the remeasurement of unrecognized tax benefits associated with various intercompany transactions, is as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2024		September 30, 2024
Dollars in millions	Income Taxes	Tax Rate	Income Taxes	Tax Rate
As reported	$202	14.9%	$701	20.4%
Net discrete tax benefit related to the third quarter 2024	121	8.8%	121	3.5%
As adjusted	$323	23.7%	$822	23.9%

A reconciliation of the tax rate for the nine months ended September 30, 2023, excluding the second quarter 2023 discrete tax benefit of $20 million related to amended 2021 U.S. taxes, is as follows:

	Nine Months Ended
	September 30, 2023
Dollars in millions	Income Taxes	Tax Rate
As reported	$656	22.7%
Discrete tax benefit related to the second quarter 2023	20	0.7%
As adjusted	$676	23.4%

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

Twelve Months Ended
Dollars in millions	December 31, 2023
Numerator:
Net income	$2,957
Discrete tax benefit related to the second quarter 2023	(20)
Interest expense, net of tax (1)	204
Other (income) expense, net of tax (1)	(38)
Operating income after taxes	$3,103

Denominator:
Invested capital:
Cash and equivalents	$1,065
Trade receivables	3,123
Inventories	1,707
Net plant and equipment	1,976
Goodwill and intangible assets	5,566
Accounts payable and accrued expenses	(2,244)
Debt	(8,164)
Other, net	(16)
Total net assets (stockholders' equity)	3,013
Cash and equivalents	(1,065)
Debt	8,164
Total invested capital	$10,112

Average invested capital (2)	$10,214

Net income to average invested capital	29.0%
After-tax return on average invested capital	30.4%

(1)    Effective tax rate used for interest expense and other (income) expense for the year ended December 31, 2023 was 23.2%.

(2)    Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within the period presented.

A reconciliation of the 2023 effective tax rate excluding the second quarter 2023 discrete tax benefit of $20 million related to amended 2021 U.S. taxes, is as follows:

	Twelve Months Ended
	December 31, 2023
Dollars in millions	Income Taxes	Tax Rate
As reported	$866	22.6%
Discrete tax benefit related to the second quarter 2023	20	0.6%
As adjusted	$886	23.2%

FREE CASH FLOW (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
Dollars in millions	2024		2023	2024	2023
Net cash provided by operating activities	$891		$982	$2,167	$2,500
Less: Additions to plant and equipment	(108)		(126)	(319)	(324)
Free cash flow	$783		$856	$1,848	$2,176

Net income	$1,160		$772	$2,738	$2,240

Net cash provided by operating activities to net income conversion rate	77%		127%	79%	112%
Free cash flow to net income conversion rate	68%	(1)	111%	67%	97%

(1)    Excluding the $363 million pre-tax gain on the sale of noncontrolling interest in Wilsonart and related taxes, and a discrete tax benefit of $87 million related to a reorganization of the Company's intellectual property, partially offset by a $73 million discrete tax expense related to the remeasurement of unrecognized tax benefits associated with various intercompany transactions, the free cash flow to net income conversion rate would have been 102% for the three months ended September 30, 2024.

ADJUSTED NET INCOME PER SHARE - DILUTED (UNAUDITED)

Three Months Ended
September 30, 2024
As reported	$3.91
Impact of sale of noncontrolling interest in Wilsonart (1)	(1.26)
As adjusted	$2.65

(1)    Includes the $363 million pre-tax gain on the sale of noncontrolling interest in Wilsonart and related taxes.